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                                                                   EXHIBIT 10.42

           STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
                          FORNI DRIVE--HOMEGROCER.COM


1.   Basic Provisions ("Basis Provisions")

     1.1 Parties: This Lease ("Lease"), dated for reference purposes only March 3, 2000, is made by and between Gonsalves & Santucci, Inc., a California corporation ("Lessor") and HomeGrocer.Com, Inc., a Delaware corporation ("Lessee"), (collectively the "Parties", or individually a "Party").

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as Forni Drive and described in Exhibit A attached hereto, located in the County of Contra Costa, State of California, and generally described as a to-be-constructed free standing concrete tilt-up building of approximately 100,800 square feet comprised of a combination of office and warehouse space ("Building") situated on approximately 5.59 acres (such real property and Building, the "Premises"). (See also Paragraph 2)

     1.3 Term: Commencing on the Commencement Date (as defined below) and ending on the last day of the month that is one hundred twenty (120) full months after the Rent Commencement Date (as defined below) (such last date, the "Expiration Date"), which initial term is referred to herein as the "Original Term". The "Commencement Date" shall be the date that Lessor delivers the Premises to Lessee in the condition required under this Lease. The "Rent Commencement Date" shall be the date that is the earlier of (a) the date that Lessee commences the operation of business in the Premises, or (b) sixty (60) days after the Commencement Date (See also Paragraph 3)

     1.4  Early Possession: [not applicable.]

     1.5 Base Rent: Initially, $ 0.68 per square foot of gross space per month ("Base Rent"), payable on the first day of each month commencing on the Rent Commencement Date. If the gross square footage is determined to be 100,800 square feet, then the Base Rent will be $68,544 per month, subject to adjustment as provided in this Lease. (See also Paragraph 4).

     1.6 Base Rent Paid Upon Execution: $68,544 as Base Rent for first full month after the Rent Commencement Date. If the first month of the Original Term is less than a full month, then promptly after the Rent Commencement Date, Lessee shall pay the Base Rent for such partial month, prorated as provided in Paragraph 4.2.

     1.7  Security Deposit: $100,000 to be paid by Lessee to Lessor within ten
(10) business days after execution of this Lease by the Parties. Concurrently therewith, Lessee is to deliver to Lessor an irrevocable standby letter of credit issued to Lessor's favor by a financial institution reasonably acceptable to Lessor, in form reasonably acceptable to Lessor, in the amount of $800,000 ("Letter of Credit"). The cash deposit and the Letter of Credit are referred to herein as the "Security Deposit". (See also Paragraphs 5 and 51)
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     1.8  Agreed Use: warehousing, office, retail distribution and related activities. (See also Paragraph 6)

     1.9 Insuring Party. Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

     1.10 Real Estate Brokers: (See Paragraph 15)

          (a) Representation: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction: Cushman & Wakefield represents Lessor exclusively ("Lessor's Broker"); E&Y Kenneth Leventhal Real Estate Group represents Lessee exclusively ("Lessee's Broker").

          (b) Payment to Brokers: Upon final approval of the conditional use permit described in Section 3.3 below, Lessor shall pay to the Brokers one-half of the fee agreed to in their separate written agreement. Provided such conditional use permit is obtained, on or before December 31, 2000, Lessor shall pay to the Brokers the remaining one-half of the fee. Lessee's Broker acknowledges its arrangement with Lessee that immediately upon receipt of its share of each commission payment from Lessor, Lessee's Broker shall pay such commission over to Lessee to defray Lessee's costs with respect to the Premises and this transaction.

     1.11 Guarantor. [not applicable].

     1.12 Addenda and Exhibits. Attached hereto is Addendum A, consisting of Paragraphs 50 through 58, and Exhibits A through C, all of which constitute a part of this Lease.

     1.13 Force Majeure. As used in this Lease, "Force Majeure" shall mean any delay resulting from or caused by an Act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, malicious mischief, inability to procure or general shortage of labor, equipment, facilities, materials, or supplies in the open market, inability to obtain or delays in obtaining necessary government approvals, licenses or permits, failure of transportation, strike, lockout, action of labor unions, changes in law, order or regulation of government authority, or any other cause (excluding financial inability) whether similar or dissimilar to the forgoing not within the reasonable control of Lessor.

     1.14 Work Letter. As used in this Lease, "Work Letter" means the Work Letter attached to this Lease as Exhibit B.


2.   Premises.

     2.1 Letting; Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. The exact square footage of the Premises shall be determined by Lessor's architect, subject to the reasonable approval of Lessee. Lessor's architect shall measure the space, and certify in writing that such measuring is based upon the standards most recently promulgated by the Building Owners and Managers Association upon completion of

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construction. If Lessee disagrees with the rentable square footage determined by
Lessor's architect, Lessor and Lessee shall mutually agree upon an independent, third party architect who shall measure the Premises based on the foregoing standards and whose decision will be final and binding upon Lessor and Lessee. The cost of such third party architect shall be shared equally by Lessor and Lessee. Lessor's leasing of the Premises to Lessee also includes the appurtenant right for Lessee to use, throughout the term all entranceways, common areas, parking areas, sidewalks, lobbies, elevators, stairwells and other common areas located on or serving the Building, Complex and Land.

     2.2 Condition. Lessor shall deliver the Premises to Lessee on the Commencement Date in the condition described in the Work Letter attached hereto as Exhibit B, and so long as the required service contracts described in Paragraph 7.1 (b) below are obtained by Lessee within thirty (30) days following the Commencement Date, warrants that the electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall as of that date be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Building on the Premises shall be free of material defects.
If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with reasonable specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Commencement Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) as to the HVAC systems, the later of (a) six (6) months or
(b) ten (10) days prior to the expiration of the warranties therefor, (ii) as to the remaining systems and other non-structural elements of the Building, the later of (a) ninety (90) days or (b) ten (10) days prior to the expiration of all warranties therefor, then correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. Lessor shall within thirty (30) days after the Commencement Date provide to Lessee copies of all written warranties for the electrical, plumbing, fire sprinkler, lighting, HVAC and loading doors, which Lessor covenants and warrants shall be on no less favorable terms than those standard in the building management industry.

     2.3 Compliance. Lessor warrants that the Building and all other improvements on the Premises shall comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Commencement Date, or such later date as the Building and all other improvements are completed by Lessor. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Commencement Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the

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construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

     (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required
(i) during the last two (2) years of the Original Term or any extensions thereof and the cost thereof exceeds six (6) months Base Rent, or (ii) during the last twelve (12) months of the Original Term or any extension thereof and the cost thereof exceeds three (3) months Base Rent, then Lessee may instead terminate this Lease unless Lessor thereafter notifies Lessee, in writing, within ten (10) business days after receipt of Lessee's termination notice that Lessor has elected to pay all the costs of such Capital Expenditures. If Lessee elects termination, Lessee's notice of termination shall specify a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

     (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as by way of example, but not by way of limitation, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1 (c).

     (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

     2.4 Acknowledgments. Lessor agrees to deliver the Building and the Premises in the form and condition set forth in the Work Letter attached hereto as Exhibit B.

3.   Term.

     3.1 Term. The Commencement Date, Rent Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2 Possession on Commencement Date. While the obligation to pay Base Rent is abated during the period from the Commencement Date until the Rent Commencement Date, all other terms of this Lease (including but not limited to the obligations to pay insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Lessee's possession during such period shall not affect the Expiration Date.

     3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable and diligent efforts to obtain a conditional use permit for warehouse and distribution use of the

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Premises on or before April 30, 2000. If Lessor is unable to do so, then this
Lease shall terminate on or before May 15, 2000, provided however, that this Lease shall not terminate, if Lessee provides Lessor with written notice on or before May 15, 2000 of its intent to (a) keep this Lease in full force and effect, and (b) seek a conditional use permit for warehouse and distribution use. If Lessee so notifies Lessor, then (i) Lessee shall diligently seek to obtain the conditional use permit and Lessor shall fully cooperate with Lessee's efforts, and (ii) this Lease shall terminate on July 31, 2000 if the governmental agencies having jurisdiction over this site have not issued the conditional use permit for warehouse and distribution use of the Premises. If the conditional use permit is not issued on or before April 30, 2000, then all provisions of this Lease relating to the date that Lessor will provide the Premises to Lessee shall be adjusted to reflect the days of delay between April 30, 2000 and the date the conditional use permit is actually issued. Notwithstanding the foregoing, if such governmental agencies approve the conditional use permit for warehouse and distribution use, Lessee may within ten
(10) days of such approval seek confirmation that Lessee's planned use of the Premises as a HomeGrocer facility (but excluding sale of alcoholic beverages) fits within the uses permitted by the conditional use permit. If Lessee timely requests confirmation that the conditional use permit will allow such use by Lessee and confirmation of same is not received by Lessee within 45 days after such request is made, then Lessee shall have the right to terminate this Lease by giving Lessor written notice of such termination no later than the first to occur of five (5) days after said 45 day period, or July 31, 2000, which termination shall be effective upon Lessor's receipt of such notice. If this Lease is not terminated pursuant to the foregoing provisions of this Section 3.3, Lessor agrees to use its commercially reasonable and diligent efforts to complete construction and deliver the Premises to Lessee in the condition described in the Work Letter on or before the date that is ten (10) months after the later of the date the conditional use permit is issued, and if requested, approval of Lessee's planned use is confirmed. If, despite said efforts, Lessor is unable to deliver the Premises as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessee receives the Premises including the Building all completed as required herein. If possession is not delivered as required, subject to extension of the delivery date for Force Majeure delays, Lessee may elect to terminate this Lease within ten (10) days after the last date that the Premises were required to be delivered. If Lessee so terminates this Lease, the Parties shall be discharged from all obligations hereunder; provided however that Lessor shall be obligated to reimburse Lessee for out of pocket costs incurred by Lessee with respect to costs of design of the interior of the Premises and for obtaining all requisite building and other permits for construction of the tenant improvements that Lessee would have constructed therein.

     3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, the Commencement Date shall be deemed to have occurred and Lessee shall be required to perform its obligations as provided in this Lease.

4.   Rent.

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     4.1  Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

     4.2 Payment. Lessee shall cause payment of Rent to be sent to Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

     4.3 Annual Adjustments to Base Rent. Base Rent payable during the Original Term shall be adjusted on the first day of the month that follows the twelfth full month after the Rent Commencement Date, and annually thereafter, by increasing the Base Rent previously in effect by three percent (3%). For example, assuming the Premises constitute 100,800 square feet, the initial Base Rent would be $68,544 per month, the first annual adjustment would increase the Base Rent to $70,600 per month, the second annual adjustment would increase the Base Rent to $72,718 per month, and subsequent adjustments would increase the Base Rent previously in effect by three percent (3%) each year.

5.   Security Deposit.

     See Paragraph 51 for additional provisions relating to the Security
Deposit.

6.   Use.

     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use (which may include distribution of alcoholic beverages for off-site consumption). The Premises may be used for other legal uses which are reasonably comparable thereto, subject to Lessee obtaining Lessor's prior written consent, which shall not be unreasonably withheld. Lessor consents to the following additional use, provided that Lessee does not seek any required permits or licenses therefor until Lessor has first obtained the conditional use permit and necessary building permits to allow Lessor to construct the Premises in the manner described in the Work Letter attached as Exhibit B: to the extent legally necessary to enable Lessee to sell off-site distribution alcoholic beverages as part of its retail home grocery distribution business, Lessee may operate an on-site store for the retail sale of alcoholic beverages for off-site consumption, of a size and capacity not larger than the minimum reasonably necessary, in the opinion of Lessee's counsel, to qualify for the license needed for the sale of off-site delivery of alcoholic beverages as part of Lessee's home grocery retail sale and distribution business. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, or creates damage, waste or a nuisance. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within ten (10)

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business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

     6.2  Hazardous Substances.

          (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or
(iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, and may store on the Premises packaged goods intended for resale to customers, such as, but not limited to, hairspray, household cleaners, automotive products, antifreeze, dog food, plant fertilizer and other items customarily sold to customers in a grocery, food or drug store, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements).

          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all

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investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party under Lessee's control.

          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties, nor shall Lessee have any liability arising from Lessor's own negligent or intentional acts or omissions). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (e) Lessor Indemnification. Lessor shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Commencement Date or which are caused by the negligence or intentional acts or omissions of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f) Lessor Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date, unless such remediation measure is required as a result of Lessee's activities on the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times, upon at least 24 hours' notice, in order to carry out Lessor's investigative and remedial responsibilities.

          (g) Lessor Termination Option. If a Hazardous Substance Condition (as defined in Paragraph 9.1) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's

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option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date one hundred twenty (120) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment; provided however that after making such commitment, if Lessee so desires, Lessee shall have a period of ninety (90) days to review the costs of remediation and obtain bids from other firms reasonably satisfactory to Lessor to remediate the Hazardous Substance Condition. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice or Lessee does not provide the required funds or assurance thereof within the time provided, then unless Lessor rescinds its termination notice, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

     6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least 24 hours' prior notice, but generally no more than twice in any one calendar year, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. In exercising their rights hereunder Lessor and Lessor's Lender shall not unreasonably interfere with or materially adversely affect the operation of Tenant's business. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority, and such violation, contamination or request is as a result of Lessee's acts or omissions. In such case, Lessee shall upon request reimburse Lessor for the commercially reasonable cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

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7.   Maintenance; Repairs, Utility Installations; Trade Fixtures and
     Alterations.

     7.1  Lessee's Obligations.

          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, interior non-load bearing walls, ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in or on the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include roof repairs (but not replacement) and non-structural restorations, replacements or renewals of all improvements on or in the Premises or the Building or a part thereof, to keep same in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, exterior repainting of the Building.

          (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements ("Basic Elements"), if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

          (c) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is determined in accordance with generally accepted accounting principles ("GAAP") (including Interest (as defined in Paragraph 13.5) on the unamortized balance) with Lessee reserving the right to prepay its obligation at any time.

     7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the non-structural aspects of the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Except for Lessee's obligation to maintain the non-structural components of the roof and periodically repaint the Building, Lessee is not obligated to maintain any structural or exterior components of the Building, which obligations remain the Lessor's.

     7.3  Utility Installations; Trade Fixtures; Alterations.

          (a) Definitions; Consent Required. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, antennas and satellite dishes, refrigeration equipment, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises, including but not limited to Lessee's antennas and satellite dishes, and refrigeration equipment. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations and Utility Installations to the interior of the Building (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any exterior walls, and the cumulative cost thereof in any year during this Lease as extended does not exceed $50,000.

          (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the written consent of the Lessor shall be presented to Lessor in written form with detailed plans. Lessor shall review such detailed plans and give Lessee written notice of consent or rejection within ten (10) days after receipt by Lessor. In the event Lessor does not provide such written consent or rejection within such ten (10) day period, Lessor is deemed to have approved all such plans. At the time Lessor gives consent, Lessor shall state whether the Alteration or Installation will be required to be removed at the end of the Term or any extensions. Failure of Lessor to state in the written consent that the Alteration or Installation should be removed shall be deemed a waiver of Lessor's right to require such removal. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and
(iii) compliance with all conditions of said permits and other

Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount greater than one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' reasonable fees and costs.

     7.4  Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. All Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Unless otherwise provided in this Lease or agreed to by Lessor, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, shall remain the property of Lessee and not be surrendered by Lessee with the Premises.

          (b) Removal. Lessee shall remove all Lessee Owned Alterations or Utility Installations by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without Lessor's consent under circumstances that required Lessor's consent.

          (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear, and wear and tear caused by Lessor's own negligent or intentional acts or omissions, excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.   Insurance; Indemnity.

     8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $5,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

     8.2  Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $5,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) Carried by Lessor. Lessor may at its own expense maintain liability insurance as described in Paragraph 8.2(a), which insurance would be in addition to, and not in lieu of, the insurance required to be maintained by Lessee. If Lessor maintains such insurance, Lessee shall not be named as an additional insured thereunder.

     8.3  Property Insurance - Building, Improvements And Rental Value.

     (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground lessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood and earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

     (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

     (c) Adjacent Premises. [Intentionally Deleted.]

     8.4  Lessee's Property/Business Interruption Insurance.

     (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

     (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

     (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Neither party shall do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No policy required under this Lease shall be cancelable or subject to modification except after thirty (30) days prior written notice to each party. Both parties shall, at least thirty (30) days prior to the expiration of such policies, furnish the other with evidence of renewals or "insurance binders" evidencing renewal thereof, or the other party may order such insurance and charge the cost thereof to the first party, which amount shall be payable by the other upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be. Such waiver of all claims and rights of subrogation shall remain in full force and effect irrespective of whether a party fails to carry insurance it is required to carry pursuant to this Lease.

     8.7 Indemnity. Except for Lessor's negligence or intentional acts or omissions, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant or Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.  Damage or Destruction.

     9.1

     (a)  Definitions.

          (i) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction.

          (ii) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction.

          (iii) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (iv) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (v) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     (b) Notice. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not Lessor has determined whether the damage is Partial or Total.

     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that if such damage or destruction is non-structural in nature and the total cost to repair is equal to or less than the monthly Base Rent then in effect, then at Lessor's election, Lessee shall make the repair of such damage or destruction, provided that Lessor makes any applicable insurance proceeds available to Lessee on a prompt basis for that purpose. Lessor covenants to promptly file a claim with its insurer in order to satisfy its obligations under this Section. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, Lessor shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs.

     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by Lessee's willful misconduct, in which event Lessee shall promptly make the repairs at Lessee's expense, Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or
(ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) business days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available and diligently pursue such repairs to completion. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, Lessor has the right to (i) terminate this Lease on sixty (60) days written notice to Tenant; or (ii) reconstruct the Premises (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that if such destruction was caused by the gross negligence or willful misconduct of Lessee, then Lessor may elect either to terminate this Lease as above provided, or to require Lessee to reconstruct the Premises.

     9.5 Damage Near End of Term. If, at any time during the last six (6) months of the Original Term or any extensions thereof, there is damage for which the cost to repair exceeds six (6) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, exercising such option (a) in writing, and (b) providing Lessor any shortage in insurance proceeds (or reasonably adequate assurance thereof) needed to make the repairs, such exercise to be on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with a commitment to deliver funds (or reasonably adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

     9.6  Abatement of Rent; Lessee's Remedies.

          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated as of the date of the casualty in proportion to the degree to which Lessee's use of the Premises is impaired, but in no event shall the amount of rent abated be less than the proceeds received by Lessor from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence such repair, within thirty (30) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty
(30) days, this Lease shall continue in full force and effect. "Commence" shall mean either (i) the unconditional authorization of (x) the preparation of the required plans, and (y) the preparation of the application for all requisite building and other permits, or (ii) the beginning of the actual work on the Premises, whichever first occurs.

     9.7 Termination-Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, a full refund of all unearned advance Base Rent and any other advance payments made by Lessee to Lessor within thirty (30) days. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor, provided such use is proper.

     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

     10.1 Definition of "Real Property Taxes:' As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises that are obligations incurred during the Term of this Lease, regardless of the date the bill is received, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. For the purposes of calculating Lessee's liability hereunder, in all cases, any such assessment, bond, charge, fee, levy, or tax shall be amortized over its full life, period, or term. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, but do not include transfer taxes and similar charges imposed on the transfer itself.

     10.2

     (a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), and provided that Lessor has provided the property tax statement to Lessee at least thirty (30) days prior to the delinquency date, each payment shall be made at least ten (10) days prior to the delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period from the Commencement Date through the expiration or earlier termination of this Lease, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.


     (b) Advance Payment. If Lessee fails to timely pay Rent and incurs a late charge for such failure pursuant to Section 13.4, and this occurs more than once in any calendar year, Lessor may thereafter during the term of this Lease, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessors work sheets or such other information as may be reasonably available.

     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, with Lessor's cooperation, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property concurrent with Lessee's payment of Real Property Taxes.

     10.5 Protest of Increase. If in any year the Real Property Taxes are increased during the term of this Lease by more than the approximately two percent (2%) per annum increase that is normal under California law, Lessor shall either (i) file a notice as permitted by applicable law protesting such increase and thereafter pursue such protest in a commercially reasonable manner to completion; or (ii) notify Lessee, at least thirty (30) days prior to the deadline for filing any such notice of protest, that Lessor does not intend to file such notice of protest, in which case Lessee shall have the right to protest such increase in Lessor's name. If Lessee chooses to protest any such increase, Lessor shall fully cooperate with Lessee's efforts provided Lessee pays all costs and expenses necessary to conduct such protest. In the event Lessor protests such increase and a reduction in the taxes for the Property results, Lessee shall promptly reimburse to Lessor all costs and expenses incurred by Lessor with respect to such protest. Lessee shall be entitled to the benefit of such reduction, either as a credit against the next payments of Rent and Additional Rent due under this Lease or as a refund if this Lease has expired. If Lessee protests any such increase and the taxes for the Property are reduced as a result of such protest, Lessor and Lessee shall each be entitled to the benefit of such reduction.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

12.  Assignment and Subletting.

     12.1 Lessor's Consent Required.

          (a) Lessee shall not voluntarily or by operation of law, assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, except that Lessee shall have the right to assign this Lease in its entirety or to sublease all or any portion of the Premises without the consent of Lessor to (a) any entity resulting from a merger or consolidation with Lessee, (b) any parent, subsidiary or affiliate of Lessee,
(c) a successor corporation related to a non-bankruptcy reorganization or government action, or (d) an entity that acquires all or substantially all of Lessee's assets in California that relate to distribution of grocery products. Nor shall the provisions of this Section 12 apply to any sale of common stock of Lessee through an Initial Public Offering or subsequent offering and trading.

          (b) Subject to the exceptions described in (a) above, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c) Subject to the exceptions described in (a) above, the involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than fifty percent (50%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (d) In the event of an assignment or subletting without consent (unless such consent is not required pursuant to the exceptions described in (a) above), Lessor may elect to treat such assignment or subletting as a (a) Default curable after notice per Paragraph 13.1(c); or (b) as a noncurable Breach, in which case Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

          (e) Lessee's remedy for any Default of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2 Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of whether Lessor's consent is required, but subject to any specific agreement by Lessor, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Breach.

          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Breach by Lessee, Lessor may proceed directly against Lessee, or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  Default; Breach; Remedies.

     13.1 Default; Breach. "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ten (10) days following written notice to Lessee.

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) any document requested under Paragraph 42 (easements), or (vii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of fifteen (15) days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraphs 13.1 (a),
(b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a uncured Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(f) The discovery that any financial statement of Lessee given to Lessor was materially false and Tenant knew it to be false at the time it was given to Lessor.

          (g)  Intentionally Deleted.

     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within the applicable grace period, if any (or in case of an emergency, without notice from Lessor), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, on written notice, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Commercially reasonable efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3  Inducement Recapture. Intentionally Deleted.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within seven (7) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base
Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus two percent (2%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

  13.6  Breach by Lessor.

          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by

Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent until Lessee's reasonable costs of repairs are covered. If Lessee's reasonable costs of repair exceed the remaining financial obligations of Lessee under this Lease, Lessor shall reimburse any remaining balances to Lessee upon the expiration or early termination of this Lease.
Prior to seeking such offset or reimbursement, Lessee shall document the cost of said cure and supply said documentation to Lessor.

     13.7 Mitigation. Notwithstanding any other provision of this Lease, provided that Lessee reasonably cooperates with Lessor, Lessor shall take commercially reasonable steps to mitigate its damages.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If, in the event of a Condemnation, it is determined, as provided below, that Lessee cannot operate its business in and on the Premises as a result of the Condemnation, Lessee may, as provided below, terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not so terminate this Lease, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

  14.1 Inability to Conduct Business. If as a result of a partial Condemnation, it would not be commercially feasible for Lessee to continue to conduct its business in the Premises after a restoration were completed, then Lessee shall have the right to terminate this Lease by giving notice of termination to Lessor, which notice must be given within thirty (30) days after the determination is made, as provided below, that it would no longer be commercially feasible for Lessee to continue the conduct its business in the Leased Premises. In the event of such termination, Lessee shall not be obligated for Restoration of the Leased Premises.

          (a) If Lessee determines in its reasonable business judgment exercised in good faith that after a taking or proposed taking it would not be commercially feasible to continue to conduct its business in the Premises, Lessee shall so notify Lessor within thirty (30) days of Lessee's receipt of notice of such taking or proposed taking. Lessor shall thereupon determine within thirty (30) days of its receipt of such notice, whether in its reasonable business judgment exercised in good faith, it agrees with Lessee. If Lessor and Lessee do not agree, then the matter shall be submitted for determination by an independent third party, as provided below.

          (b) The independent third party to decide any dispute as to whether it would be commercially feasible for Lessee to continue to conduct its business in the Premises after a restoration were completed shall be a person presently employed in an executive capacity in the retail warehouse/distribution industry, with at least 10 years recent experience in such industry, provided however such person shall not be employed by or have any direct or indirect interest in any competitor of Lessee (such person, "Qualified Mediator"). If Lessor and Lessee are unable to agree on one Qualified Mediator within fifteen (15) days after the end of said thirty (30) day period, then each shall within ten (10) days thereafter select a Qualified Mediator and the two selected Qualified Mediators shall promptly meet to appoint a third Qualified Mediator who alone shall determine the matter; provided however that if only one party selects a Qualified Mediator within such ten (10) day period, then such Qualified Mediator shall be deemed agreed upon by the parties. The single Qualified Mediator selected as provided above shall promptly determine the matter and immediately report such determination concurrently to Lessor and Lessee.

          (c) If pursuant to the foregoing provisions it is determined that it is no longer commercially feasible for Lessee to continue the conduct of its business in the Leased Premises, then Lessee may notify Lessor within thirty
(30) days of such determination that Lessee has elected to terminate this Lease. If timely notice of termination is given, such termination shall be effective upon the Condemnation, if the notice is timely given prior thereto, or if the notice of termination is timely given, but is given after the Taking, then such termination shall be effective sixty (60) days after such notice is given.

15.  Brokers' Fee.

     15.1  Additional Commission. [Intentionally Deleted]

     15.2  Assumption of Obligations. [Intentionally Deleted]

     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.  Estoppel Certificates.

     (a) Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Responding Party is deemed to have agreed that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate, unless the facts are patently or intentionally inaccurate.

     (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee shall deliver to any potential lender or purchaser designated by Lessor the most recently prepared set of those financial statements that are customarily prepared by a public company; and Lessee shall not be required to provide financial statements or other financial information that is different in nature than the financial information provided by Lessee to Lessor to induce Lessor to enter into this Lease. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, provided the transferee assumes all of the liabilities of the Lessor that arise after the date of the transfer of the Lease, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as herein above defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of

Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above, to the extent that such duties and liabilities were incurred by the original Lessor and each subsequent Lessor, respectively, during each such Lessor's period of ownership of the Premises.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, as well as the income from the Premises, the proceeds from any Condemnation award, the proceeds from any insurance policy and the proceeds from the Security Deposit and the Letter of Credit, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.  Notices.

     23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Lessor or Lessee shall be concurrently transmitted to such party or parties (but no more than two others for each of Lessor and Lessee) at such addresses as Lessor or Lessee may from time to time hereafter designate in writing.

     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday or after 5:00 p.m. on a business day, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred twenty-five percent (125%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attornment; Non-Disturbance.

     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender') shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises,

Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

     30.5 Non-Termination. Nothing in this Section 30 grants any Lender or any party taking title to the Premises through any Lender, the right to terminate this Lease, it being agreed that any such rights of Lender or other party to terminate arise out of, and are exercised pursuant to and in accordance with,
Section 13 hereof.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees and costs. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach, provided such Default or Breach actually occurs and is not merely alleged by Lessor.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least 24 hours prior notice for the purpose of showing the same to prospective purchasers, lenders, or lessees (only during the last six months of the Original Term or any extension thereof), and making repairs to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may, with Lessee's consent, which shall not be unreasonably withheld, place on the Premises any ordinary "For Sale" signs. During the last six (6) months of the term or any extensions, Lessor may place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which shall not be unreasonably withheld. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies, and in any such case, such tenancy is a direct relationship between Lessor and any such subtenant, and Lessee has no liability of any kind whatsoever for the performance of any obligations under any such relationship. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Consenting party's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers and other consultant fees) incurred in the consideration of, or response to, a request by the other party for any consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by the other party upon receipt of an invoice and supporting documentation therefor. consenting party's consent to any act, assignment or subletting shall not constitute an acknowledgment that no default or breach by the other party of this Lease exists, nor shall such consent be deemed a waiver of any then existing default or breach, except as may be otherwise specifically stated in writing by the consenting party at the time of such consent. The failure to specify herein any particular condition to consenting party's consent shall not preclude the imposition by the consenting party at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.  Guarantor.  [not applicable/deleted]

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.  Options.

     39.1 Definition. "Option" shall mean the right to extend the term of or renew this Lease as set forth in Paragraph 53 below.

     39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting. For purposes hereof, the original Lessee shall be deemed to include a successor lessee to whom Lessee's interest in the Lease is assigned in a transaction that does not require the consent of Lessor pursuant to the provisions of this Lease.

     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     39.4 Effect of Default on Options.

          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate material Default, whether or not the material Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c) At the election of Lessor, an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee two (2) or more notices of separate and material Default during any six (6) month period, whether or not the material Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

          (d) The provisions of this Section 39.4 only apply where a Default or Breach has actually occurred, and is not merely alleged by Lessor.

40.  Multiple Buildings. Intentionally deleted.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.


42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not materially interfere (which for purposes hereof the term "do not materially interfere" shall mean the interference is minor and not significant) with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. The party holding the funds shall return funds to the other party within thirty (30) days after the ruling that such funds were not owed by that other party.

44. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions, provided such typewritten or handwritten provisions are initialed by both parties hereto.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification, As long as they do not adversely change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.  Mediation and Arbitration of Disputes.

          (a) In any case of dispute relating to or arising out of this Agreement, including but not limited to Section 14. above, (in all cases, "Dispute"), the parties shall attempt, in good faith, to mediate such disagreement. Within fifteen (15) days of the request of any party, the parties shall employ the services of a third person, mutually acceptable to the parties, who shall conduct such mediation at a location in the Concord, California area within fifteen (15) days of his or her appointment. The parties shall act reasonably in the selection of the mediator, shall participate in good faith in such mediation and use their best efforts to reach agreement on the matters in dispute. However, if upon completion of such mediation, the parties remain unable to agree, then the parties shall proceed to arbitration as provided in (b) hereafter.

          (b) Any Dispute shall be settled by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as hereinafter provided.


          (1) Unless the parties agree otherwise, any such arbitration shall be held at a place within the Concord area before one (1) arbitrator who shall be selected by mutual agreement of the parties; if agreement is not reached on the selection of the arbitrator within (15) days after receipt of a demand for arbitration by the other party (the "Initial Selection Period"), then each party shall have fifteen (15) days from the expiration of the Initial Selection Period to select an arbitrator. The arbitrators so selected shall select a neutral arbitrator which neutral arbitrator shall arbitrate the dispute. If either party fails to timely select an arbitrator, the arbitrator selected by the other party shall arbitrate the dispute.

          (2) The parties shall provide each other with production of all requested documents and records reasonably related to the dispute in a manner that will minimize the expense and inconvenience of both parties. Discovery will not include depositions or interrogatories except as the arbitrator expressly allows on a showing of need.

          (3) Cost and fees of the arbitrator who conducts the arbitration shall be borne by the non-prevailing party, unless the arbitrator determines otherwise. The award of the arbitrator, which may include equitable relief, shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any demand for arbitration shall be in writing and must be made within a reasonable time after the Dispute has arisen. In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based upon such Dispute would be barred by applicable statutes of limitations.

          NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

     INITIALED BY LESSOR:         INITIALED BY LESSEE:
                         -------                      --------

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

50.  TENANT IMPROVEMENTS.

     The Lessor will provide a tenant improvement allowance ("TI Allowance") of Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00) to be used for space planning, standard office and warehouse improvements only. The TI Allowance shall be paid by Lessor to Lessee within ten (10) days after the Rent Commencement Date, subject to Lessee providing Lessor with paid invoices that evidence qualifying expenditures in an amount at least equal to the TI Allowance. If less than the full amount is spent by Lessee, then such lesser amount will be reimbursed by Lessor. Any tenant improvements in excess of the TI Allowance shall be paid for by Lessee, although Lessee's Broker has agreed with Lessee that in addition to the TI Allowance to be provided by Lessor to Lessee, Lessee's Broker will pay over to Lessee upon receipt from Lessor, Lessee's Broker's commission, which in the aggregate will be $231,409 when it is fully earned.

51.  SECURITY DEPOSIT:

     51.1 Within ten (10) business days after execution of this Lease by the Parties, Lessee shall deposit with Lessor a cash Security Deposit, in the amount stated in Paragraph 1.7, for the faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any actual liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor properly applies all or any portion of said Security Deposit, Lessee shall within ten (10) business days after written request by Lessor thereof deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c), Lessor shall return all of that portion of the Security Deposit not properly used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

     51.2 As additional security for the faithful performance of Lessee's obligations under this Lease, Lessee shall, within ten (10) business days following the execution of this Lease by the Parties, deliver to Lessor, an unconditional, irrevocable, transferable letter of credit (the

"Letter of Credit"), naming Lessor as beneficiary, in the form of Exhibit C to the Lease, and issued by a financial institution ("Issuer"), reasonably satisfactory to Lessor. The amount available to be drawn, only when the cash Security Deposit stated in Paragraph 1.7 is insufficient, under the Letter of Credit shall be Eight Hundred Thousand Dollars ($800,000). So long as there is no uncured Default or Breach then existing under the Lease, the amount remaining available to be drawn under the Letter of Credit shall be as follows:

Months (counting from the       Minimum Amount Available
Rent Commencement Date)        Under the Letter of Credit        Percentage Decrease
       01 - 12                         $800,000                          20%
       13 - 24                         $640,000                          20%
       25 - 36                         $480,000                          20%
       37 - 48                         $320,000                          20%
       49 - 60                         $160,000                          20%
       61 - 72                         $ 50,000                          N/A
       73 - 84                         $ 50,000                          N/A

The foregoing reductions in the face amount of the Letter of Credit shall be accomplished through the delivery of substitute Letters of Credit. Without limiting the generality of the foregoing, no Letter of Credit shall provide for any reduction in its face value other than those resulting from draws on such Letter of Credit. Lessee shall have exclusive right to pursue a reduction in the Letter of Credit at any time during the Lease Term in accordance with the above schedule provided that there is no uncured Default or Breach then existing under the Lease.

     51.3 Lessor shall be entitled to draw any portion or all of the amount under the Letter of Credit, only when the cash Security Deposit stated in Paragraph 1.7 is insufficient, or if (i) Lessee fails to replenish the cash Security Deposit as required above, or (ii) a Breach occurs under the Lease, or
(iii) Lessee does not deliver to Lessor a replacement letter of credit from Issuer or another financial institution satisfactory to Lessor in the amount and form of the initial Letter of Credit no later than thirty (30) days before the expiration date of the then outstanding Letter of Credit, or (iv) if upon a proposed sale or lease of the Building, Lessee does not deliver to any new landlord a replacement Letter of Credit pursuant to the provisions of Paragraph
51.5 below. The Letter of Credit shall provide for partial draws by Lessor in accordance with this paragraph. Any such draws when made shall be deemed applied to the amounts owing under this Lease (in such order as Lessor may elect). In the event of any draw under the Letter of Credit, only in an amount reasonably necessary to cure a Breach by Lessee that is not cured within any applicable cure periods. After any such draw, Lessee shall within ten (10) business days after demand thereof from Lessor, cause the amount remaining available to be drawn under the Letter of Credit to be increased by an amount equal to the amount drawn. Any improper draws by Lessor upon the Letter of Credit shall be deemed a Breach by Lessor, and Lessee shall be entitled to an offset, equal to the amount drawn, on the Base Rent, and all costs incurred by Lessee. Additionally, if the Letter of Credit was previously reduced as permitted under this Paragraph 51, Lessee shall not be responsible for increasing the Letter of Credit to the original amount and, if consistent with the provisions of this Paragraph 51, the revised amount of the Letter of Credit shall continue to be decreased by the percentage in the schedule above.

     51.4 Lessee shall not assign or encumber or attempt to assign or encumber the Letter of Credit and neither Lessor nor its successors or assigns shall be bound by any such assignment or encumbrance or attempted assignment or encumbrance.

     51.5 In the event of a sale or other transfer of the Building, Lessee will, if requested by Lessor in writing, at Lessor's sole cost and expense within ten (10) business days after receiving such request, cause the issuing bank of the Letter of Credit to consent to the assignment or to issue a substitute letter of credit on identical terms to the Letter of Credit other than the stated beneficiary, from the same issuing bank naming such transferee as the beneficiary thereof, upon delivery by Lessor of the then outstanding Letter of Credit to Lessee. Lessee's obligations hereunder are contingent upon such delivery by Lessor. The provisions of this paragraph are contingent upon the acceptance of the transferee of all provisions of this Lease, pursuant to
Section 12.

52.  GENERAL IMPROVEMENTS:  As per Work Letter attached as Exhibit B.

53.  LESSEE'S EXTENSION OPTIONS.

     53.1 Options. Subject to the provisions of Paragraph 39, Lessee shall have the following options to extend the term of this Lease (each an "Extension Option"). (1) an option (the "First Extension Option") to extend the term of this Lease, for the period from the expiration of the Original Term for a period of five (5) years (the "First Extension Period"), by delivering written notice to Lessor of exercise of Lessee's First Extension Option at least six (6) months prior to expiration of the Original Term, but not more than twelve (12) months prior to the expiration of the Original Term, and (2) if Lessee duly exercises the First Extension Option, an additional option (the "Second Extension Option") to further extend the term of this Lease, for an additional five (5) years after the expiration of the First Extension Period (the "Second Extension Period"), by delivering written notice to Lessor of exercise of Lessee's Second Extension Option at least six (6) months prior to the end of the First Extension Period, but not more than twelve (12) months prior to the end of the First Extension Period. Any Extension Option shall terminate if not exercised in the manner provided herein. Any such extension shall be upon all the terms and conditions set forth in this Lease, except as may be expressly modified and fully executed by both parties.

     53.2 Fair Market Base Rental. The Base Rent for each Extension Period ("Fair Market Base Rental") shall be determined as set forth below. "Fair Market Base Rental" shall mean the Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to new tenants in similar buildings in the Greater Concord area, of comparable size, location, quality and age as the Building, with comparable tenant improvements, and taking into account the method for payment of taxes and expenses or increases in taxes and expenses for the space in the building for which Fair Market Base Rental is being determined. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable buildings in the general vicinity of the Premises, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure. The value of cash and non-cash tenant concessions included in the transactions being used for comparison shall also be taken into account in determining prevailing rentals.

     53.3 Determination of Fair Market Base Rental. Upon written notice of Lessee's exercise an Extension Option, Lessor shall within ten (10) days provide Lessee, with written notice of the amount which Lessor contends to be the Fair Market Base Rental. Within ten (10) days after receipt of Lessor's written notice of the Fair Market Base Rental, Lessee shall give Lessor written notice ("Lessee's Response"), either (a) accepting the statement of Fair Market Base Rental set forth in Lessor's notice, or (b) rejecting the Fair Market Base Rental set forth in Lessor's notice and specifying the amount Lessee contends to be the Fair Market Base Rental. If Lessee rejects the Fair Market Base Rental specified by Lessor, then Lessor and Lessee shall endeavor to negotiate a mutually acceptable resolution to their dispute concerning the Fair Market Base Rental. If they are unable to agree on the Fair Market Base Rental within fifteen (15) days after receipt by Lessee's Response, then such rental shall be determined as follows: Lessor and Lessee shall, within ten (10) days, each separately designate a licensed real estate broker who is reasonably active in the leasing of the office/warehouse space in the Greater Concord area to participate in determination of the Fair Market Base Rental. If either Lessor or Lessee fails timely to designate a broker as provided above, then the determination of Fair Market Base Rental shall be made solely by the broker timely designated by the other party and such determination shall be binding on Lessor and Lessee. Within thirty (30) days thereafter, the broker(s) shall each determine the Fair Market Base Rental. If two brokers have been selected as provided above and the brokers do not agree upon the actual Fair Market Base Rental, then if their determinations of Fair Market Base Rental are within ten percent (10%) of one another, then the two statements of Fair Market Base Rental shall be averaged and such amount shall be binding on Lessor and Lessee as the Fair Market Base Rental. If the higher determination exceeds the lower by more than ten percent (10%) of the lower, then the two brokers shall be instructed to appoint, within ten (10) days thereafter, a third broker or appraiser who has significant experience and is then active leasing or appraising office/warehouse space in the Greater Concord area. If the two brokers designated by Lessor and Lessee cannot agree on the appointment of a third broker or appraiser within the time period provided, either Lessor or Lessee may seek the appointment of a third broker or appraiser by the presiding judge for the Contra Costa County Superior Court. The third broker or appraiser shall then determine which of the two final contended Fair Market Base Rental amounts submitted by the parties is closet to the actual Fair Market Base Rental, and such determination shall be binding on Lessor and Lessee as the Fair Market Base Rental.

     53.4 Costs and Expenses. All reasonable fees and expenses of the brokers shall be paid as follows: Lessor shall advance the fees and expenses of the broker designated by Lessor and Lessee shall advance the fees and expenses of the broker designed by Lessee. Lessor and Lessee shall each advance one half of any fees and expenses of the third broker or appraiser. The attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid and borne by the party engaging such counsel or calling such witness, as the case may be.

     53.5 Payments Pending Determination. If the Fair Market Base Rental for any Extension Period has not been determined at such time as Lessee is obligated to pay Base Rent for such Extension Period, Lessee shall pay as Base Rent pending such determination 110% of the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid shall be paid to Lessor by Lessee, and any excess of Base Rent shall be paid by Lessor to Lessee.

54.  SIGNAGE:

     All signage must be approved by Lessor and comply with County of Contra Costa codes and regulations. Signage criteria shall be submitted in writing to Lessor prior to installation. Lessee shall be allowed to place signage on the building fronting Fomi Drive (south side) only.

55.  ROOF INSTALLATIONS:

     Lessee, at its sole cost and expense, shall have the option to install (a) antennas and satellite dishes, (b) refrigeration equipment, and (c) heating ventilation and air conditioning equipment on the roof of the Premises subject to applicable codes, provided that the working drawings are submitted to Lessor for its prior review and approval. Exterior roof installations are subject to obtaining a conditional use permit issued by the County of Contra Costa. All associated costs shall be paid by Lessee. Lessor shall deliver standard
industrial load roof as provided in the attached Work Letter.   If structural
enhancement is required as a result of roof installations, the Lessee shall pay such upgrades. Notwithstanding any provision in this Lease to the contrary, Lessee shall have the right to retain all such equipment at the end of the term or any extensions, provided that Lessee returns the roof structure to its original condition, normal wear and tear accepted.

56.  [Not applicable/deleted]

57.  PARKING:

     57.1 Lessee shall have the right to use the entire Premises for parking. Lessor shall apply for land use and building permits using the parking plan shown on the attached site plan attached as Exhibit "D". Lessee, at its sole cost and expense, shall have the option to develop and submit for Contra Costa County approval an alternate parking plan, provided that such alternate parking plan is submitted to Lessor for its prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. Lessor's failure to review and approve the plans within ten (10) days of its receipt of same shall be deemed an approval of such alternate parking plan. Whichever parking plan is approved, Lessee shall have the right to park delivery vehicles around the Premises and stage such vehicles in and around the Premises.

     57.2 While not a condition to this Lease, Lessee desires to obtain additional parking in the vicinity of the Premises. Lessor agrees to use best efforts to negotiate a lease for approximately 60,000 square feet of property (the "Lesher Parcel") adjacent to the north side of the Premises for Lessee's use for additional parking. If Lessor is successful in negotiating such a lease (the "Additional Parking Lease"), Lessor shall provide the final draft thereof to Lessee, and Lessee shall have five (5) business days to determine, in its sole and absolute discretion, if the terms and provisions of such lease are acceptable to Lessee. If Lessee notifies Lessor in writing that the Additional Parking Lease is acceptable to Lessee, Lessor shall enter into such lease and upon execution thereof, the Lesher Parcel shall become a part of the Premises hereunder and Lessee shall be deemed to have sublet the Lesher Parcel from Lessor on the terms and provisions of the Additional Parking Lease; provided however that if rent is payable under the Additional Parking Lease (it is possible that no rent will be payable and instead the sole consideration for the lease will be the construction of parking improvements on adjacent property of the landlord thereunder for the benefit of said landlord), the rent payable by Lessee to Lessor hereunder for the Lesher Parcel shall be 110% of such rent (excluding the costs of construction of parking improvements) payable under the Additional Parking Lease. Lessee agrees that Lessee shall be solely responsible for obtaining all necessary permits to construct, and for constructing, all at Lessee's sole cost and expense, the parking improvements to be constructed pursuant to the Additional Parking Lease.

58.  OUTSIDE WORK AND STORAGE:

     At no time shall Lessee be permitted to conduct work activities (except for normal loading and unloading of vehicles) nor store goods or material of any kind outside of the confines of the Premises.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date and year first above written.

LESSOR:                                LESSEE:

GONSALVES & SANTUCCI, INC.,            HOMEGROCER.COM, INC.,
a California corporation               a Delaware corporation

By: /s/ Barry Silberman                By: /s/ Kristin Stred
   --------------------------------       --------------------------------
Name Printed: Barry Silberman          Name Printed:  Kristin Stred
             ----------------------                 ----------------------
Title: Vice President                  Title: Sr. Vice President and
      -----------------------------           ----------------------------
                                              General Counsel
                                              ----------------------------

By:                                    By: /s/ Mary Alice Taylor
   --------------------------------       --------------------------------
Name Printed:                          Name Printed:  Mary Alice Taylor
             ----------------------                 ----------------------
Title:                                 Title: Chairman and Chief Executive
      -----------------------------           ----------------------------
                                              Officer
                                              ----------------------------
                                      -42-